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# OKLAHOMA REAL ESTATE COMMISSION

*This is a legally binding Contract; if not understood, seek advice from an attorney.*

## SUPPLEMENT

This Supplement, which is attached to and is part of the Oklahoma Uniform Contract of Sale of Real Estate between ______________________ ("Seller") and

Arrived Holdings, Inc. And/Or Assigns ("Buyer")

relating to the following described real estate located in Mccurtain County, Oklahoma, at:

(Legal Description or Property Address) 5 Bear Hickory Cir, Broken Bow, OK 74728

1. Contract will be assigned at closing.

2. Buyer shall have seven (7) business days after receipt from the designated Title/Escrow Company, the Title Commitment and legible copies of all recorded instruments, exception documents including the vesting deed, referenced in the Title Commitment, to review said documents, and if unsatisfactory to Buyer, Buyer may terminate this Purchase Contract by providing written notice to Seller and the Earnest Money shall be returned to Buyer, without demand, and the Earnest Money shall be returned to Buyer, without demand, or Seller's consent.

3. If Buyer is not satisfied with the HOA, CCRs, HOA Resale Package, and other documents relating to the restrictions and permissible uses of the property or the condition or operation of the HOA, Buyer may elect, within seven (7) business days of receipt of all applicable, legible documents, to terminate this Purchase Contract by providing written notice to Seller and the Earnest Money shall be returned to Buyer, without demand, and the Earnest Money shall be returned to Buyer, without demand, or Seller's consent.

4. All inspections will start the day after the binding agreement date of contract.

All the other terms and conditions of the Uniform Contract of Sale of Real Estate shall remain the same.

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Buyer's Signature Date

Seller's Signature Date

Buyer's Signature Date

Seller's Signature Date

This form was created by the Oklahoma Real Estate Contract Form Committee and approved by the Oklahoma Real Estate Commission.